Exhibit 10.2
CONFIDENTIAL EMPLOYMENT TRANSITION PLAN AND GENERAL RELEASE AGREEMENT
This Confidential Employment Transition Plan and General Release Agreement (“Agreement”) is made and entered into by and between Evofem Biosciences, Inc. (“Evofem” or the “Company”) and Russell Barrans (“Executive”). In this Agreement, Company and Executive will be referred to collectively as the “Parties” and individually as a “Party.” This Agreement shall not become effective or enforceable until the Parties have both signed this Agreement, and until after the revocation period referenced in Section 4.2 has expired (hereinafter the “Effective Date”).
1.     RECITALS
1.1WHEREAS Executive is a current Evofem employee, in an Executive capacity, namely Company’s Chief Commercial Officer,
1.2WHEREAS there is a July 2, 2018 Executive Employment Agreement (“Employment Agreement”) in effect between the Parties and it is the intent of the Parties to leave that Employment Agreement in effect except as expressly amended by this Agreement,
1.3WHEREAS the Parties wish to formalize an employment transition plan that would accommodate the mutual desire for Executive to retire and separate from the Company as of November 15, 2021 (the “Separation Date”).
Accordingly, the Parties agree as follows:
2.PAYMENT AND PROMISES.
2.1Recitals. This Agreement incorporates the Recitals in Section 1 as if fully set forth herein.
2.2Consideration by Company. In consideration of this Agreement, Company agrees to the following:

(a)Company shall treat the separation as having occurred pursuant to Section 4(e) of the Employment Agreement.
(b)Company will provide all consideration required under Section 4(e) of the Employment Agreement with the following amendments: (i) no Equity Acceleration pursuant to Section 4(e)(iii). In exchange for foregoing said Equity Acceleration, Company shall extend the exercise period by 12 months for any stock options vested as of the Separation Date; (ii) the Severance Payment provided by Section 4(e)(i) may be made, at the Company’s election, either in one lump sum on the Separation Date or by normal payroll until Feb 28, 2022 and the remainder due at that time in a lump sum; and (iii) Pro Rata

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Bonus as described in Section 4(e)(ii) shall be on the terms and with the timing specified in Section 3(b).
(c)In addition to the payments required under the Employment Agreement, if Company, in its sole discretion, determines that Executive has: (i) remained retired from full time employment for two years following the Separation Date; (ii) and remained otherwise in complete compliance with this Agreement and with the Employment Agreement for two years following the Separation Date; and (iii) has continued to assist Evofem’s designated Investor Relations consultant in responding to negative posts on social media (using Executive’s personal phone and e-mail to do so) for one year following the Separation Date, then Company shall make an additional payment of $100,000 to Executive within ten days of the two year anniversary of the Separation Date. Such additional payment shall be on a 1099 basis with no withholding for taxes, all of which shall be the responsibility of Executive.

3.RELEASE, COVENANTS, AND REPRESENTATIONS
3.1Release. In exchange for the promises in this Agreement (including the consideration identified in Section 2, Executive releases and discharges Company and its successors, subsidiaries, parents, predecessors, affiliates, and divisions, and their respective insurers, reinsurers, shareholders, owners, employees, officers, directors, assigns, agents, representatives and attorneys (collectively, the “Releasees”) from any and all claims, demands, arbitrations, actions, suits, orders, proceedings, damages, debts, liabilities, obligations, remedies (including statutory remedies), wages, benefits, penalties, existing and future liens, and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, anticipated or unanticipated, that Executive now has, or at any time ever had, against the Releasees, including without limitation:
(a)    That were or could have been alleged with respect to any aspect of Executive’s work at Company or with respect to any interactions between Executive and his co-workers and supervisors that occurred as of the date of Executive’s execution of this Agreement;
(b)    That were, or could have, been based on, arising from, or relating in any way to any anti-discrimination statutes, such as Title VII of the Civil Rights Act of 1964, which prohibits race, color, religion, sex and national origin discrimination in employment; the California Fair Employment and Housing Act, which prohibits race, color, religion, sex, age, disability and national origin

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discrimination; the Americans With Disabilities Act, which prohibits discrimination against individuals with disabilities; the Family and Medical Leave Act, which prohibits discrimination based against individuals needing family or medical leave; the California Family Rights Act, which prohibits discrimination against individuals needing family or medical leave; the Age Discrimination in Employment Act, the Genetic Information Nondiscrimination Act of 2008, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, COBRA, and any similar California or other state or local statute or ordinance;
(c)    That were, or could have been, based on, arising from, or relating in any way to any other laws such as the California Labor Code and the Fair Labor Standards Act, which regulate wages, hours and working conditions, including but not limited to any and all claims for alleged failure to provide commissions and/or bonus, and any and all related penalties and interest pertaining thereto, and all other laws which regulate employment in California or elsewhere; or any other federal, state or local laws whether based on statute, regulation or common law, providing recourse for alleged wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, physical or personal injury, privacy, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation, assault, battery, any other torts, and similar or related claims. However, nothing herein shall be construed as interfering with Executive’s right to the payments explicitly provided for herein, or to Executive’s right to ongoing wages and benefits during Executive’s continued employment with Company; and
(d)    Claims of any kind or nature, based on, arising from, or relating in any way to the alleged acts, errors or omissions of the Releasees that occurred at any time before the date when Executive signs this Agreement.
3.2Exempted from Release. Specifically exempted from this Release are claims for workers’ compensation (other than California Labor Code Section 132a claims or any other workers’ compensation claims based on any alleged willfulness, malice or intentional conduct by the Releasees, which claims are expressly released by this Agreement) and any other claims that cannot be waived as a matter of law.
3.3Unknown Claims, Waiver of California Civil Code Section 1542. Except as otherwise set forth herein, Executive understands and expressly

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agrees that this Agreement extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present, or future, arising from or attributable to any conduct of the Releasees, whether set forth in any complaint, claim or demand referred to in this Agreement or not, and that any and all rights granted to Executive under Section 1542 of the California Civil Code or any analogous state law or federal law or regulation, are expressly WAIVED. Section 1542 of the California Civil Code reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
In waiving the provisions of Section 1542 of the California Civil Code, Executive acknowledges he may later discover facts in addition to or different from those he now believes to be true with respect to the matters released in this Agreement. Executive, however, agrees he has taken that possibility into account in reaching this Agreement, and that the release in this Agreement will remain in effect as a full and complete release notwithstanding the discovery or existence of additional or different facts.
3.4Consistent with the provisions of federal and state discrimination laws, nothing in this release shall be deemed to prohibit Executive from challenging the validity of this release under such discrimination laws (the “Discrimination Laws”) or from filing a charge or complaint of employment related discrimination with the Equal Employment Opportunity Commission (“EEOC”) or state equivalent, or from participating in any investigation or proceeding conducted by the EEOC the National Labor Relations Board, or state equivalent. Further, nothing in this release or Agreement shall be deemed to limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that Executive’s signing of this Agreement constitutes a full release of any individual rights under the Discrimination Laws, or to seek restitution to the extent permitted by law of the economic benefits provided to Executive under this Agreement in the event that Executive successfully challenges the validity of this release and prevails in any claim under the Discrimination Laws.
3.5Separation of Employment. In accordance with the terms of this Agreement and subject to Executive’s execution and compliance with the terms of this Agreement, Executive’s employment with the Company will end on the Separation Date. Executive acknowledges that

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from and after the Separation Date, Executive shall have no authority to, and shall not represent himself as an employee of the Company.
3.6Non-Admission of Liability. By providing Executive with the benefits set forth in this Agreement, Company is not admitting that it or anyone else has done anything wrong. Executive agrees that this Agreement shall not be admissible in any court or other forum for any purpose other than for the enforcement of its terms.
3.7Right to Release. Executive represents, warrants, and agrees that: (a) he is the sole and lawful owner of all rights, title, and interest in and to every claim or matter which he intends to release in this Agreement, and which are in fact released in this Agreement; (b) he has not assigned or transferred to any person or entity any claim or other matter released in this Agreement; and (c) the making or performance of this Agreement will not violate any provision of law or obligation he may have to other persons or entities.
3.8Authorized to Execute. The undersigned represent that each is competent to execute this Agreement and are duly authorized, and have the full right and authority, to execute this Agreement on behalf of the Party for whom they are signing.
3.9Knowing and Voluntary Execution. Each Party acknowledges and represents that he or it: (a) has fully and carefully read the Agreement prior to execution; (b) has been fully apprised by his or its attorneys of the legal effect and meaning of this Agreement or has had the opportunity to review and address this Agreement with an attorney; (c) has had the opportunity to make whatever investigation or inquiry he or it deems necessary or appropriate in connection with the subject matter of this Agreement; (d) has been afforded the opportunity to negotiate any and all terms of this Agreement; and (e) is executing the Agreement voluntarily, free from any undue influence, coercion, or duress.
3.10Entire Agreement. The Supplemental Release, if executed, is expressly incorporated into, and shall be considered as part of, this Agreement. Each Party represents, warrants, and agrees that this Agreement contains the entire agreement between the Parties, that the Agreement supersedes any and all prior agreements or understandings between the Parties (with the exception of any confidentiality agreements and/or assignment of invention agreements entered into by Executive in connection with his work with Company and with the exception of the Employment Agreement except as herein expressly so amended), whether written or oral; that the terms of this Agreement are contractual and not a mere recital; and that in executing this Agreement, neither Company nor Executive is relying on any statement or representation made by the other, or any agents or attorneys of the other, concerning the subject

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matter, basis or effect of this Agreement other than as set forth in this Agreement.
3.11Confidentiality. Executive agrees that the existence of this Agreement, the terms of this Agreement, and the information that forms the basis of this Agreement, including but not limited to any underlying claims by Executive, must be held in strictest confidence by Executive and must not be publicized or disclosed in any manner whatsoever; provided, however, that Executive may: (a) disclose this Agreement and/or its terms in confidence to his family (provided his family agrees in advance to keep the terms of this Agreement confidential); (b) disclose this Agreement in confidence to his attorneys, financial advisors, and/or tax advisors or accountants; and (c) disclose this Agreement to the extent necessary to enforce its terms or as otherwise required by law. Executive, for himself and on behalf of his agents and attorneys, acknowledges and agrees that a material term of this Agreement is that its terms and conditions are strictly confidential, subject to the limitations described above, and promises that he will not hereinafter discuss, describe, or in any other manner communicate the terms, conditions, or contents of this Agreement, including its existence and the negotiations leading thereto, directly or indirectly, or by or through any agent or attorney, to any source, individual, or entity. In response to any inquiry from third parties about this matter, Executive can respond by stating that “I have decided to resign from the company and/or retire” or words to that effect. Executive acknowledges and Company agrees that Executive may disclose confidential information in confidence directly or indirectly to federal, state, or local government officials to the extent expressly authorized under applicable law. Nothing in this Agreement is intended to conflict with federal law protecting confidential disclosures of a trade secret to the government or in a court filing, 18 U.S.C. § 1833(b), or to create liability for disclosures of confidential information that are expressly allowed by 18 U.S.C. § 1833(b).
3.12Non-Disparagement. Executive agrees not to and never to disparage Company or Company’s subsidiaries, parents, predecessors, employees, affiliates, and/or divisions, and their respective insurers, reinsurers, employees, officers, shareholders, owners, or directors or any of the persons or entities released under this Agreement, in any manner likely to be harmful to them or their business, business reputation, or personal reputation; provided that Executive may respond accurately and fully to any question, inquiry or request for information when required to do so by legal process. Executive agrees to direct all requests for references and employment verification from Company to Company’s Human Resources Department, which, apart from disclosures required by law, will only confirm to said requestors dates of employment and positions held, and if authorized in writing by Executive, his final compensation information at Company.

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3.13Binding Effect. The Parties understand and expressly agree that this Agreement binds and benefits (as applicable) their respective heirs, assigns, successors, predecessors, agents, attorneys, representatives, employees, owners, officers, directors, partners, shareholders, subsidiaries, and affiliates.

4.OTHER TERMS AND CONDITIONS
4.1Voluntariness. By signing below, Executive acknowledges that he has been given twenty-one (21) days to consider whether or not to sign this Agreement and he has been advised in writing to consult with an attorney before signing it. Executive acknowledges that he understands that he may take as much of this 21-day period of time as he wishes to consider this Agreement before signing it.
4.2Revocability. Executive can revoke his acceptance of this Agreement within seven (7) days after signing this Agreement and this Agreement will not become effective until the end of that seven (7) day revocation period; therefore, this Agreement will become effective on the eighth (8th) day after Executive has signed and provided the Agreement to Company, and has not revoked this Agreement (the “Effective Date”). Revocation can be made by delivering a written notice of revocation by fax, electronic mail, or hand delivery to the attention of Alexander Fitzpatrick, General Counsel Evofem Biosciences, Inc. 12400 High Bluff Drive, Suite 600, San Diego, CA 92130 or at aftizpatrick@evofem.com as provided for in Section 4.3 below. For such revocation to be effective, written notice must be received no later than on the seventh day after Executive signs this Agreement.
4.3Notice. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered, either by hand, by overnight courier or by certified mail, return receipt requested, duly addressed as indicated below or to such changed address as may be subsequently designated:

To Company:         Alexander Fitzpatrick
General Counsel
Evofem Biosciences, Inc.
12400 High Bluff Drive, Suite 600
San Diego, California 92130
afitzpatrick@evofem.com
To Executive:        Russell Barrans

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4.4Amendment and Modification. No amendment, modification, addendum, or revision of this Agreement will be valid or enforceable unless it is in writing and signed by each of the Parties.
4.5Waiver. No waiver or indulgence of any breach of this Agreement will be construed as a waiver of any other breach of the same or any other provision of this Agreement or affect the enforceability of any part of this Agreement. No waiver of the terms of this Agreement or waiver of the breach of the terms of this Agreement will be valid or enforceable unless executed in writing by the waiving Party.
4.6Attorneys’ Fees. Each Party agrees to bear his or its own costs, expenses and attorneys’ fees (as applicable) with respect to the matters released in this Agreement, and the negotiation and drafting of this Agreement.
4.7Counterparts. This Agreement may be signed in counterparts, facsimile copy and/or other electronically transmitted signatures, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
4.8Construing Ambiguities. Each Party, with the opportunity to seek the assistance of competent counsel, participated in the drafting of this Agreement and therefore any ambiguities should not be construed for or against any Party on account of this drafting.
4.9Severability. If any provision of this Agreement is found to be unenforceable, it will not affect the enforceability of the remaining provisions and the courts may enforce all remaining provisions to the extent permitted by law.
4.10Governing Law; Venue. This Agreement or any disputes or claims arising from or relating to this Agreement must be governed by California law, irrespective of choice of law rules. Any lawsuit or claim relating to this Agreement must be filed in a federal or state court, as applicable, in San Diego County, California. The Parties expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California, for any lawsuit filed there arising from or related to this Agreement.

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PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.
IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives.

EVOFEM BIOSCIENCES, INC.

Dated:	11/12/2021	/s/ Saundra Pelletier
		By:	Saundra Pelletier
		Its:	CEO

Dated:	11/12/2021	/s/ Russell Barrans
RUSSELL BARRANS

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EXHIBIT A
SUPPLEMENTAL RELEASE OF CLAIMS
I, Russell Barrans, hereby furnish Evofem Biosciences, Inc. (the “Company”) with this Supplemental Release of Claims (“Supplemental Release”) in consideration of the Confidential Employment Transition Plan and General Release Agreement (the “Agreement”).
1.I waive my right to assert any and all claims, demands, arbitrations, actions, suits, orders, proceedings, damages, debts, liabilities, obligations, remedies (including statutory remedies), wages, benefits, penalties, existing and future liens, and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, anticipated or unanticipated (the “Claims”) against Evofem Biosciences, Inc. and its successors, subsidiaries, parents, predecessors, affiliates, and divisions, and their respective insurers, reinsurers, shareholders, owners, employees, officers, directors, assigns, agents, representatives and attorneys (collectively, the “Releasees”) arising from the beginning of time through the date of the execution of this Supplemental Release (the “Supplemental Release Execution Date”). Except as set forth below, my waiver and release herein is intended to bar any and all Claims, including without limitation:
(a)That were or could have been alleged with respect to any aspect of my work at Company or with respect to any interactions between me and my co-workers and supervisors that occurred as of the Supplemental Release Execution Date;
(b)    That were, or could have, been based on, arising from, or relating in any way to any anti-discrimination statutes, such as Title VII of the Civil Rights Act of 1964, which prohibits race, color, religion, sex and national origin discrimination in employment; the California Fair Employment and Housing Act, which prohibits race, color, religion, sex, age, disability and national origin discrimination; the Americans With Disabilities Act, which prohibits discrimination against individuals with disabilities; the Family and Medical Leave Act, which prohibits discrimination based against individuals needing family or medical leave; the California Family Rights Act, which prohibits discrimination against individuals needing family or medical leave; the Age Discrimination in Employment Act, the Genetic Information Nondiscrimination Act of 2008, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act, and any similar California or other state or local statute or ordinance;

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(c)    That were, or could have been, based on, arising from, or relating in any way to any other laws such as the California Labor Code and the Fair Labor Standards Act, which regulate wages, hours and working conditions, including but not limited to any and all claims for alleged failure to provide commissions and/or bonus, and any and all related penalties and interest pertaining thereto, and all other laws which regulate employment in California or elsewhere; or any other federal, state or local laws whether based on statute, regulation or common law, providing recourse for alleged wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, physical or personal injury, privacy, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation, assault, battery, any other torts, and similar or related claims. However, nothing herein shall be construed as interfering with my right to the payments explicitly provided for herein, or to my right to ongoing wages and benefits during my employment with Company; and
(d)    Claims of any kind or nature, based on, arising from, or relating in any way to the alleged acts, errors or omissions of the Releasees that occurred at any time before the Supplemental Release Execution Date.

2.Except as otherwise set forth herein, I understand and expressly agree that this Supplemental Release extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, past, present, or future, arising from or attributable to any conduct of the Releasees, whether set forth in any complaint, claim or demand referred to in this Agreement or not, and that any and all rights granted to me under Section 1542 of the California Civil Code or any analogous state law or federal law or regulation, are expressly WAIVED. Section 1542 of the California Civil Code reads as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
In waiving the provisions of Section 1542 of the California Civil Code, I acknowledge I may later discover facts in addition to or different from those I now believe to be true with respect to the matters released in this Supplemental Release. I, however, agree I have taken that possibility into account in executing this Supplemental Release, and that this Supplemental Release will remain in effect as a full and complete release notwithstanding the discovery or existence of additional or different facts.

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3.Notwithstanding the foregoing, this Section does not release the Company from any obligation expressly set forth in this Supplemental Release or the Agreement. Further, my waivers and releases in this Supplemental Release do not apply to any claims that cannot be waived or released as a matter of law under applicable, federal, state, or local laws, including without limitation claims for workers’ compensation (other than California Labor Code Section 132a claims or any other workers’ compensation claims based on any alleged willfulness, malice or intentional conduct by the Releasees, which claims are expressly released by this Agreement). However, I acknowledge and agree that I do not have any work-related injuries or occupational diseases. I acknowledge and agree that, but for providing this waiver and release in the Supplemental Release, I would not be receiving the economic benefits being provided to me under the terms of Section 2.2 of the Agreement.
4.Consistent with the provisions of federal and state discrimination laws, nothing in this release shall be deemed to prohibit me from challenging the validity of this release under such discrimination laws (the “Discrimination Laws”) or from filing a charge or complaint of age or other employment related discrimination with the Equal Employment Opportunity Commission (“EEOC”) or state equivalent, or from participating in any investigation or proceeding conducted by the EEOC or state equivalent. Further, nothing in this Supplemental Release or the Agreement shall be deemed to limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that my signing of this Supplemental Release constitutes a full release of any individual rights under the Discrimination Laws, or to seek restitution to the extent permitted by law of the economic benefits provided to me under this Supplemental Release in the event that I successfully challenge the validity of this release and prevail in any claim under the Discrimination Laws.
5.By signing below, I acknowledge that I have been given twenty-one (21) days to consider whether or not to sign this Supplemental Release and I have been advised in writing to consult with an attorney before signing it. I acknowledge that I understand that I may take as much of this 21-day period of time as I wish to consider this Supplemental Release before signing it.
6.I can revoke my acceptance of this Agreement within seven (7) days after signing this Supplemental Release and this Supplemental Release will not become effective until the end of that seven (7) day revocation period; therefore, this Supplemental Release will become effective on the eighth (8th) day after I have signed and provided the Supplemental Release to Company, and have not revoked this Agreement. Revocation can be made by delivering a written notice of revocation by fax, electronic mail, or hand delivery to the attention of Alexander Fitzpatrick, General Counsel, Evofem Biosciences, Inc. 12400 High Bluff Drive, Suite 600, San Diego, CA 92130 or at afitzpatrick@evofem.com. For such revocation to be effective, I understand that my written notice must be received no later than the seventh day after I sign this Supplemental Release.

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7.I represent, warrant, and agree that: (a) I am the sole and lawful owner of all rights, title, and interest in and to every claim or matter which I intend to release in this Supplemental Release, and which are in fact released in this Supplemental Release; (b) I have not assigned or transferred to any person or entity any claim or other matter released in this Supplemental Release; and (c) the making or performance of this Supplemental Release will not violate any provision of law or obligation I may have to other persons or entities.
By executing this Supplemental Release, I am acknowledging that: (1) I have carefully read and understand the terms and effects of this Supplemental Release, including my release of claims; (2) I understand that my release of claims is legally binding and by signing this Supplemental Release, I give up certain rights; (3) I have been afforded sufficient time to understand the terms and effects of this Supplemental Release; (4) my agreements and obligations hereunder are made voluntarily, knowingly and without duress; and (5) neither the Company nor its agents or representatives have made any representations inconsistent with the provisions of this Supplemental Release.
I understand and agree that all capitalized terms that are not defined in this Supplemental Release shall have the definitions provided to them in the Agreement. I also reaffirm my agreement and compliance with all of the terms set forth in the Agreement.

Date:	11/12/2021	By:	/s/ Russell Barrans
RUSSELL BARRANS

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